EXECUTION VERSION

 SERVICE AGREEMENT

This Service Agreement (this “Agreement”), effective as of December 16, 2010 (the “Effective Date”), is by and between deltathree, Inc., a Delaware corporation (“deltathree”), and ACN Korea, Inc., a Korea corporation (“ACN Korea”; ACN Korea and deltathree may each be referred to herein as a “Party” and collectively as the “Parties”).

Recitals:

WHEREAS, deltathree is a provider of integrated video and voice-over-Internet-Protocol (“VoIP”) telephony services (the “Service”); and

WHEREAS, ACN Korea sells videophones and VoIP telephones (together, the “Phones”) to its subscribers through its independent sales representatives (the “Sales Representatives”); and

WHEREAS, ACN Korea wishes to engage deltathree to provide the Service for the Phones, and deltathree so wishes to provide the Service for the Phones; and

WHEREAS, the Parties wish to enter into this Agreement to provide the terms and conditions pursuant to which deltathree shall provide to ACN Korea, and ACN Korea shall purchase from deltathree, the Service;

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.      Scope of Agreement. Subject to the terms and conditions of this Agreement, deltathree shall provide, and ACN Korea shall purchase, the Service, on a non-exclusive basis, as described and in conformance with the Statement of Work attached as Appendix A hereto and incorporated herein and as the same may be amended from time to time upon the express written agreement of the Parties (the “Statement of Work”) for such consideration as set forth therein.

2.      Definitions. As used in this Agreement and the Appendixes hereto, the following words and phrases shall have the following meanings:

“Affiliate” means, with respect to either Party, any other person, entity or enterprise that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person, entity or enterprise, but excludes the other Party.

“Claim” means any claims, actions, suits, demands, debts, complaints, sums of money, reckonings, covenants, contracts (whether oral or written, express or implied from any source), agreements, warranties, controversies, promises, judgments, extents, executions, variances, trespasses, liabilities or obligations of any kind whatsoever, in Law or equity, and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) asserted, commenced or threatened against a Party or any of its Representatives.

“Confidential Information” shall have the meaning set forth in the Mutual Nondisclosure Agreement dated as of September 2, 2010, by and between deltathree and ACN, Inc. (“ACN”), the sole shareholder of ACN Korea on behalf of ACN and its subsidiaries (the “Nondisclosure Agreement”).

“Control” (including the correlative terms “Controls”, “Controlled by”, and “under common Control with”) means, with respect to any person, entity or enterprise, the power, directly or indirectly, either to (i) vote a majority of the voting shares or other voting interests in such person, entity or enterprise for the election of directors or other governing body of such person, entity or enterprise or (ii) direct or cause the direction of the management and policies of such person, entity or enterprise, whether through the ownership of voting securities, by contract or otherwise.

“Documentation” means any standard operation instructions, technical manuals, user manuals, system-administrator manuals, training materials, installation instructions, installation software (if applicable), specifications and all other written materials in hard copy or electronic format, that are provided by deltathree to ACN Korea and that describe the functionality and proper installation and use of the Solution.

 “Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

 “Launch Date” means the date that ACN Korea first makes the Solution commercially available to its Subscribers.

“Law” means any law, statute, ordinance, rule, code, judgment, decree, order, ruling, subpoena or verdict, regulation and any other binding requirement or determination of any Governmental Authority.

“Liability” means all liabilities, losses, injuries and damages, and all related expenses, costs and fees (including reasonable legal fees).

“Marks” means the Parties’ respective trade names, trademarks, service names, service marks and logos.

“Material Default” means the material failure by either Party to comply with one or more of the following sections of this Agreement: Section 6 (Representations and Warranties), Section 7 (Compliance with Laws), Section 8 (Invoicing and Payments), Section 10 (Branding; Licenses), Section 11 (Indemnification), Section 14 (Confidentiality) and Section 17 (No Solicitation)).

“Representative” means, with respect to either Party, such Party’s Affiliates and its and their officers, directors, majority stockholders, members, partners, employees, partners, attorneys, accountants, consultants, contractors, agents, financial and other advisors, heirs, successors and assigns.

“Solution” means deltathree’s proprietary Service that will enable ACN Korea to deploy a video and VoIP service to its Subscribers.

“Subscriber” means any customer of ACN Korea who subscribes to the Solution.

 “Subscriber Personal Data” means any information supplied by ACN Korea or a Subscriber that identifies or describes a particular Subscriber.

“Taxes” means any taxes, fees, levies, imposts, duties, surcharges or withholdings of any nature imposed by any Governmental Authority or third party.

3.      Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and shall continue for a period of two (2) years from the Launch Date unless terminated earlier in accordance with Section 4. Following the expiration of the Initial Term, this Agreement shall automatically for successive terms of one (1) year each unless either Party provides the other Party written notice of termination at least ninety (90) days prior to the expiration of the then-current term.  References in this Agreement to the “Term” shall include the Initial Term and any extensions thereof.

4.      Termination.  This Agreement and the Statement of Work may be terminated by either Party as follows:

a.      If a Party commits a Material Default under this Agreement or the Statement of Work and (if such breach is capable of being cured) fails to cure the same within thirty (30) days after written notice thereof, then, in addition to all other rights and remedies, the non-defaulting Party may, without incurring any Liability, immediately terminate this Agreement for cause without further notice or action.

b.      Without limiting the generality of the foregoing, either Party may, without incurring any Liability to the other Party, terminate the Agreement or Statement of Work by written notice to the other Party upon (i) the other Party’s failure to pay any amounts past due under the Agreement or Statement of Work within ten (10) days after written notice thereof, or (ii) the other Party makes an assignment for the benefit of creditors; admits in writing its inability to pay debts as they mature; a trustee or receiver of the other Party, or of any substantial part of its assets, is appointed by any court; or a proceeding is instituted against the other Party under any provision of the United States Bankruptcy Code or any other law affecting the rights of creditors, or (iii) the terminating Party deems the continued provision of the Service to be contrary to, impaired by, or made substantially impractical by, any Law.

5.      Effect of Termination.

a.      Liabilities and Expenses.  Neither the expiration nor termination of this Agreement shall excuse either Party from any Liabilities or other obligations, including any applicable fees and expenses, incurred prior to the effective date of such expiration or termination, and all such Liabilities shall be due and payable in the manner and within the time periods established by this Agreement.

b.      End of Term.  Upon the expiration or termination of this Agreement, all licenses granted hereunder will automatically terminate and deltathree will discontinue the provision of Service.  In addition, each Party will return or destroy all equipment, Confidential Information and tangible and intangible forms of the other Party’s intellectual or proprietary property then currently in such Party’s possession and control provided to such Party by the other Party and provide a written certification thereof.

c.      Survival of Obligations. Obligations and rights in connection with this Agreement and the Statement of Work, which by their nature would continue beyond the termination or expiration of this Agreement (including but not limited to those in the Sections and subsections entitled “Termination”, “Effect of Termination”, “Compliance with Laws”, “Invoicing and Payments”, “Indemnification”, “Limitation of Liability”, “Confidentiality”, “No Warranties”,  “No Solicitation” and “General”) will survive the termination or expiration of this Agreement.

6.      Representations and Warranties.

a.      Each Party represents and warrants to the other Party that:

(i)          it is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii)        it has the full right, power and authority to execute, deliver and perform its obligations under this Agreement;

(iii)        its execution of and performance under this Agreement and any Statement of Work does not and will not violate any applicable existing regulations, rules, statutes or court orders of any local, state or national government agency, court or body of any country or any contract or other agreement to which it is subject;

(iv)        its execution and performance under this Agreement and any Statement of Work does not and will not violate or cause a conflict with or default under any other binding contract, agreement or understanding to which it is subject;

(v)         when executed and delivered by it and by the other Party, this Agreement will constitute the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy and other laws that affect the rights of creditors generally;

(vi)        it has obtained, or will obtain, all necessary consents, approvals, permits, certificates and licenses required from any entity, including any Governmental Authority, with respect to the entering into or the performance of this Agreement and, in the case of ACN Korea, providing the Service to Subscribers located in Korea;

(vii)       to the best of its knowledge, there are no third party Claims that will prevent it from fulfilling its obligations under this Agreement; and

(viii)      (a) it will not directly or indirectly use any Confidential Information of the other Party to engage in or facilitate the trading of any securities, in either case, in violation of any prevailing laws and regulations in any applicable jurisdiction, and (b) it is aware that applicable securities laws prohibit any person who has material, non-public information concerning the other Party or its Representatives from purchasing or selling any securities of the other Party or its Representatives, or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

b.      deltathree represents and warrants to ACN Korea that any Service provided hereunder will be performed in a professional and reasonable manner and, subject to the quality and reliability of the Subscribers’ underlying Internet service, in accordance with then-current consumer VoIP service provider industry standards.

7.      Compliance with Laws. Each Party shall comply with all applicable Laws in connection with the exercise of its rights and performance of its obligations under this Agreement.

8.      Invoicing and Payments. deltathree will invoice ACN Korea on a monthly basis in U.S. dollars for all amounts due hereunder.  All payments hereunder shall be paid by ACN Korea in U.S. dollars. ACN Korea shall pay deltathree those fees and expenses set forth on such invoice in full via wire transfer directly to a bank account or accounts designated by deltathree or in such other manner mutually agreed upon by the parties within thirty (30) days of the date of the invoice (the “Due Date”).  Any payments not received by the Due Date will bear interest at a rate of one and one-half percent (1-½%) per month (or the pro-rata portion thereof) or the maximum rate permitted by law, whichever is less, until paid in full, except where ACN Korea has withheld payment of a charge set forth on an invoice, in which case ACN Korea shall (i) provide deltathree written notice that such charge is the subject of a bona fide dispute (which such notice shall set forth the disputed charge and the reasons (in reasonable detail) why ACN Korea disputes such charge) within thirty (30) days of receipt of the invoice containing such charge and (ii) remit amounts equal to the undisputed charges set forth on such invoice.  deltathree and ACN Korea will attempt to resolve such dispute in good faith within thirty (30) days of deltathree’s receipt of such written notice. In the event of a dispute no late payment interest shall be assessed against ACN Korea unless the dispute is resolved in favor of deltathree. ACN Korea shall reimburse deltathree for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by deltathree in the collection of any unpaid invoices.

9.      Taxes and Applicable Fees; Commissions to Sales Representatives.

a.      The prices and expenses set forth in this Agreement and the Statement of Work do not include any Taxes imposed on deltathree by any Governmental Authority or third party in connection with deltathree providing the Service to ACN Korea. All payments required to be made by ACN Korea to deltathree under this Agreement shall be made without any deduction or withholding for or on account of any Taxes of any nature imposed by any Governmental Authority on any payment due hereunder.  Each party is liable for the payment of any Taxes and/or duties imposed on such party in connection with the Services provided under this Agreement.

b.      If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited, at the audited party’s reasonable expense, in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.

c.      ACN Korea shall be solely responsible for remitting to the applicable Governmental Authorities all Taxes required by the applicable Governmental Authorities in connection with ACN Korea’s offering of the Solution to the Subscribers, including but not limited to the remitting of any emergency service fees.

d.      ACN Korea shall be solely responsible for remitting to the Sales Representatives any commissions due to such Sales Representatives in connection with the Subscribers, and no such amounts shall be deducted or withheld from the amounts due to deltathree from ACN Korea hereunder.

10.    Branding; Licenses.

a.      deltathree shall brand for ACN Korea all Service and all communications with Subscribers as “ACN Korea” (or as otherwise directed by ACN Korea), and may otherwise use ACN Korea’s logos or trademarks solely as is reasonably necessary to perform its obligations hereunder.

b.      Except as expressly provided in this Agreement, no licenses, expressed or implied, under any patents, copyrights, Marks or other intellectual property rights are granted by either Party to the other Party under this Agreement and nothing contained herein shall be construed as conferring to either Party by implication, estoppel, or otherwise, any ownership, title, right, or other interest in any patent, copyright, Mark or other proprietary right of the other Party, except for the license to use the Marks as expressly granted herein.

c.      Each Party hereby grants to the other Party a non-exclusive, non-transferable, non-sublicensable, fully-paid license to use the granting Party’s Marks as is reasonably necessary to perform its obligations under this Agreement, including from time to time during the Term ACN Korea’s use of the deltathree mark to advertise the availability of Service purchased from deltathree. Prior to any use of the other Party's Marks, each Party shall submit a sample of such proposed use to the other Party’s designated representative for its prior written approval, and the submitting Party shall not use the other Party’s Marks without such prior written approval.  Each Party will comply with the other Party’s instructions as to the form or use of the other Party’s Marks and will avoid any action that diminishes the value of such Marks, including modifying, altering or obfuscating the other Party’s Marks.  Each Party’s unauthorized use of the other Party’s Marks is strictly prohibited.  Each Party may update or change its Marks usable by the other Party hereunder at any time by written notice.

d.      Each Party agrees that it will not dispute the other Party's title to its own Marks.  Each Party agrees that it will not register or attempt to register any of the other Party’s Marks or any Marks that the other Party reasonably deems to be confusingly similar to any of its Marks.

11.    Indemnification.

a.      Each Party shall defend, indemnify and hold harmless the other Party and its Representatives against any and all Claims and all Liabilities arising from (i) the indemnifying Party’s negligence or willful acts or omissions or (ii) the breach by the indemnifying Party of its representations and warranties under the Agreement.  ACN Korea shall defend, indemnify and hold harmless deltathree and its Representatives against any and all Claims and all Liabilities arising from or related to its Sales Representatives (including any Claims that any Sales Representative is entitled to additional commissions in connection with the Subscribers).

b.      deltathree shall indemnify and hold harmless ACN Korea against any Claims and Liabilities relating to a third party claim that any Software infringes a patent, or any copyright or trade secret, of such third party.  If any Software becomes or is likely to become the subject of any injunction preventing its use as contemplated herein, deltathree may, at its option (1) obtain for ACN Korea the right to continue using such Software or (2) upon Licensee’s prior written approval (such approval not be unreasonably delayed or withheld), replace or modify such Software so that becomes non-infringing without substantially compromising its principal functions.  If (1) and (2) are not reasonably available to deltathree, then it may (3) terminate this Agreement upon written notice to ACN Korea.

c.      The indemnified Party shall promptly notify the indemnifying Party in writing of any claim for which the indemnifying Party is responsible under this Section 11, provided that the failure or delay in notifying the indemnifying Party of such Claim will not relieve the indemnifying Party of any Liability it may have to the indemnified Party, except and only to the extent that such failure or delay causes prejudice to the indemnifying Party with respect to such Claim. The indemnifying Party shall assume, at its sole expense, the sole defense of the Claim through counsel selected by the indemnifying Party and shall keep the indemnified Party fully informed as to the progress of such defense, provided that the indemnifying Party will not be entitled to assume the defense of any Claim and the indemnified Party shall be free to conduct the defense of any Claim if (i) such Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief, or (ii) the indemnified Party reasonably determines that there is a conflict between the positions of the indemnifying Party and the indemnified Party in conducting the defense of such Claim or that there are legal defenses available to such indemnified Party different from or in addition to those available to the indemnifying Party.  The indemnified Party shall cooperate in the defense of the Claim, and at its option and expense the indemnified Party may retain or use separate counsel to represent it provided that the indemnifying Party shall maintain control of the defense.

12.    Limitation of Liability.

a.      Neither Party will be liable for indirect, consequential, incidental, special or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement, regardless of whether such Liability arises from breach of contract, tort or any other theory, even if such Party has been advised of the possibility of such damages, and all such damages are hereby expressly disclaimed.

b.      Except as specifically provided herein or due to a Party’s gross negligence or willful misconduct, the aggregate Liability of a Party to the other Party for all claims arising out of its indemnification obligations or otherwise in connection with this Agreement, regardless of whether such liability arises from breach of contract, tort or any other theory, shall not exceed the total amounts paid by ACN Korea to deltathree under this Agreement in respect of the one (1) year period immediately preceding the date of an event giving rise to Liability, except that a Party’s Liability shall be unlimited with respect to its indemnification obligation arising under Section 11 above.

c.      The limitations in this Section 12 apply even if the other Party has been advised of the possibility of such damages and notwithstanding the failure of the essential purpose of any limited remedy.

d.      No Claim by either Party hereto for damages with respect to this Agreement or the Statement of Work may be made more than two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to have occurred.

13.    Records and Audits. deltathree agrees that it will:

a.      Maintain complete and accurate records related to the Service provided by deltathree to ACN Korea, including records of all amounts billable to and payments made by ACN Korea in accordance with generally accepted accounting principles in the United States, uniformly and consistently applied in a format that will permit audit;

b.      Retain such records and reasonable billing detail for a period of at least five (5) years; and

c.      Permit ACN Korea, at its sole expense, upon reasonable prior written notice to deltathree, to audit during normal business hours the amounts invoiced to ACN Korea relating to the Service, such audit to occur no more frequently than two times per fiscal year (provided that deltathree shall have the right to exclude from such inspection any information that is confidential or proprietary to a third party).

14.    Confidentiality. Any Confidential Information disclosed to one Party by the other Party in connection with this Agreement or to which the receiving Party receives as a result of or in connection with this Agreement shall remain the sole property of the disclosing Party and shall be subject to the terms and conditions set forth in the Nondisclosure Agreement, which each of the Parties acknowledges to be in full force and effect and which is hereby incorporated herein, and which shall govern the disclosure and use of Confidential Information of a Party hereunder.

15.    Ownership of Subscriber.

a.      Status of Subscribers. The Parties acknowledge that the Subscribers are customers of ACN Korea and not of deltathree, that deltathree is providing the Service under this Agreement and the Statement of Work solely to ACN Korea and that deltathree shall not be deemed to have any contractual relationship with, or obligation towards, any Subscribers or Sales Representatives under this Agreement and Statement of Work.

b.      Subscriber Personal Data. All Subscriber Personal Data shall remain the sole property of ACN Korea, free and clear of any claim by deltathree.

16.    No Warranties. The Service is provided “as is” and deltathree makes no representation or warranty, either express or implied, with respect to the Service, including as to the quality, suitability, legality or validity of the Service, or as to the merchantability or fitness for a particular purpose, or as to the non-infringement of the technology incorporated in the deltathree network, of any patent or other intellectual property rights of any third party.  deltathree does not warrant that the Service is completely error-free or will operate without packet loss or interruption.

17.    No Solicitation. During the Term and for a period of twelve (12) months thereafter, neither Party will, directly or indirectly, solicit to employ or hire any employee of the other party, without the prior written consent of the other Party.  The term “solicit to employ” shall not be deemed to include generalized searches or hiring by either Party for employees through media advertisements, employment firms or otherwise. The Parties acknowledge that the restrictions contained in this Section 17 are reasonable and necessary to protect the legitimate interests of the Parties and constitute a material inducement to the Parties to enter into this Agreement and consummate the transactions contemplated hereby and that any violation of this Section 17 will result in irreparable injury to the non-breaching Party and agree that the non-breaching Party shall be entitled to injunctive relief in addition to any other rights or remedies to which the non-breaching Party may be entitled.

18.    Non-Exclusive. Nothing in this Agreement or the Statement of Work will be deemed to restrict (i) ACN Korea’s right to purchase the Service from third parties or enter into a similar agreement with any third party or (ii) deltathree’s right to provide the Service to third parties or enter into a similar agreement with any third party.

19.    General.

a.      Notices.  All notices to either party required or permitted hereunder shall be in writing and shall be sent to the mailing address or facsimile number set forth for such party as follows:

(i)           If to ACN Korea, to:

Grace Tower
648-19 Yeoksam-Dong
Kangnam-Ku, Seoul
Republic of Korea
Attn:  General Manager, ACN Korea
Fax:   704-260-3304

With a copy to:

ACN, Inc.
1000 Progress Place
Concord, North Carolina 28025
Attn: EVP Global General Counsel

(ii)           If to deltathree, to:

deltathree, Inc.
224 West 35th Street
New York, N.Y. 10001
Attn:  Chief Executive Officer
Fax:   (212) 500-4888

With a copy (which shall not constitute notice) to:

General Counsel
Fax:  (212) 500-4888

Any such notice shall be deemed effectively given (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iv) two days after deposit with an recognized international overnight courier, specifying two day delivery with written verification of receipt.

b.      Independent Contractors. This is an agreement between separate legal entities and neither Party shall be deemed to be the agent or employee of the other Party for any purpose whatsoever.  The Parties do not intend to create a partnership or joint venture between themselves pursuant to this Agreement.  Neither Party shall have the right to bind the other to any agreement with any third party or to create or incur any obligation or liability on behalf of the other Party.

c.      No Third Party Beneficiaries. The Parties intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any person or entity, other than the Parties to this Agreement and no person or entity, other than the Parties to this Agreement, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

d.      Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed or rendered impracticable or impossible due to circumstances beyond its reasonable control, provided that the party experiencing the delay promptly notifies the other of the delay.  Such causes shall include, without limitation, strikes, lockouts, labor disputes or shortages, threat of imminent war or other acts of war, threats of imminent terror or acts of terror, acts or failures to act of any governmental or regulatory body, governmental regulations superimposed after the fact, power failures, utility curtailments, fires, explosions, floods, accidents, earthquakes or other natural or man-made disasters, civil disturbances, acts or omissions of third parties or any other cause beyond either party’s reasonable control (each, a “Force Majeure Event”). Dates or times by which either party is required to perform its duties under this Agreement or the Statement of Work shall be reasonably extended to the extent that either party is prevented from performing as a result of any such Force Majeure Event, except that should the Force Majeure Event prevent deltathree from providing the Services per this Agreement and Statement of Work for more than thirty (30) days, ACN may re-procure said Services without liability upon prior written notice to deltathree.

e.      Assignment; Binding Effect. Neither Party may assign, delegate, subcontract or otherwise transfer its rights or obligations under this Agreement or the Statement of Work, except with the prior written consent of the other Party, not to be unreasonably withheld or delayed; provided, however, that either Party shall have the right to assign this Agreement to any successor entity (whether due to operation of law, merger, acquisition or transfer of all or substantially all of such Party’s business or assets) or affiliate, without obtaining the prior written consent of the other Party. Any attempted assignment or transfer in violation of this Section shall be void.  This Agreement and the Statement of Work shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

f.       Governing Law; Venue. The Agreement and the Statement of Work shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.  The parties hereto hereby consent to the co-exclusive jurisdiction of any federal or state court located within the City and State of New York or Charlotte, North Carolina, and that all claims, actions or proceedings related to the subject matter hereof may be heard and determined in such courts.

g.      Entire Agreement; Amendments. This Agreement, including all appendices and other documents attached to or referenced herein, constitutes the entire understanding of the Parties and supersedes all prior agreements, understandings and undertakings, whether written or oral, between the Parties with respect to the subject matter hereof.  This Agreement may be amended or modified only through a subsequent written instrument signed by a representative of each of the Parties.

h.      Waiver.  Neither the failure of either Party to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on the part of such party shall constitute or be considered a waiver by such party of any of its rights or privileges under this Agreement.  No prior waiver by a Party of any right shall constitute a future waiver by such Party of such right or any other obligation of the other Party contained herein.

i.       Severability. In the event that a court of competent jurisdiction finds any provision of this Agreement or the Statement of Work to be illegal, invalid or unenforceable, it is the intention of the Parties that such court shall modify such provision as necessary so that it shall be legal, valid and enforceable.  The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

j.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.  To the extent this Agreement is signed and delivered by means of email, a facsimile machine or other means of electronic transmission, it shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

DELTATHREE, INC.

By:	/s/ Effi Baruch
	Name:	Effi Baruch
	Title:	CEO and President

ACN KOREA, INC.

[CORPORATE SEAL OF ACN KOREA, INC.]